UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                Date of Report:  May 29, 2001
      (Date of earliest event reported:  May 25, 2001)

                Commission File Number 1-7176


                     El Paso CGP Company
   (Exact name of registrant as specified in its charter)



           Delaware                       74-1734212
  (State or other jurisdiction          ( I.R.S. Employer
       of incorporation)               Identification No.)



                      El Paso Building
                    1001 Louisiana Street
                    Houston, Texas 77002
     (Address of principal executive offices) (Zip Code)


                       (713) 420-2600
    (Registrant's telephone number, including area code)



Item 4.   Changes in Registrant's Certifying Accountant

       a. On January 29, 2001, we merged with a wholly owned subsidiary of El Paso Corporation. Effective May 25, 2001, we retained PricewaterhouseCoopers LLP as our new certifying accountants. PricewaterhouseCoopers LLP also acts as independent public accountants for El Paso. Deloitte & Touche LLP, our former independent public accountants, was released as our certifying accountants effective
May 25, 2001. The decision to change accountants was approved by our Board of Directors.

        Deloitte and Touche LLP's report on our financial statements during the two most recent years ending December 31, 2000, contained no adverse or disclaimer of opinion, and was not qualified as to uncertainty or audit scope. Also, during the last two fiscal years ending December 31, 2000, and through May 25, 2001, there were no disagreements between us and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make a reference to the subject matter of the disagreements in connection with their audit reports.

       There were no "reportable events" as described in item 304(a) (1)(v) of Regulation S-K within the last two fiscal years ending December 31, 2000, and through May 25, 2001.

       We requested the Deloitte & Touche LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements set forth above. A copy of such letter, dated May 25, 2001, is filed as Exhibit 16 to this current Report on Form 8-K.

       b. Effective May 25, 2001, we engaged PricewaterhouseCoopers LLP as our princpal accountants. During the last two fiscal years ending December 31, 2000, and through May 25, 2001, we did not consult PricewaterhouseCoopers LLP regarding any of the matters or events set for the in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.   Financial Statements and Exhibits

       c)   Exhibits:

            16. Letter from Deloitte & Touche LLP regarding change in certifying accountant.



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              El Paso CGP Company

                              By: /S/ JEFFREY I. BEASON
                                  ----------------------
                                      Jeffrey I. Beason
                                     Sr. Vice President
                                       and Controller
                                (Chief Accounting Officer)

Date:  May 29, 2001



                        EXHIBIT INDEX

Exhibit Number  Description
--------------  -----------

     16. Letter from Deloitte & Touche LLP regarding change in certifying accountant.